UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2020

Dynatronics Corporation
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7030 Park Centre Dr., Cottonwood Heights, Utah	84121	(801) 568-7000
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	DYNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2020, Dynatronics Corporation and its subsidiaries (“Dynatronics” or the “Company”) entered into a Sixth Modification Agreement (the “Modification”) to its existing Loan and Security Agreement (as amended, the “Credit Agreement”) with Bank of the West. The Modification was executed and effective on January 22, 2020.

The Modification of the Credit Agreement extends the maturity date of the line of credit with Bank of the West to January 15, 2022.

The foregoing is not a complete description of the Modification and is qualified in its entirety by reference to the full text of the Modification, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein. In addition, the information set forth in this Item 1.01, including the Modification, should be read together with the information included in the Company’s other filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Sixth Modification Agreement, dated January 22, 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynatronics Corporation

Date: January 27, 2020	By:	/s/ David Wirthlin
David Wirthlin
Chief Financial Officer